UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2020

EIDOS THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38533	46-3733671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eidos Therapeutics, Inc.

101 Montgomery Street, Suite 2000

San Francisco, CA 94104

(Address of principal executive offices, including zip code)

(415) 887-1471

(Telephone number, including area code, of agent for service)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EIDX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Franco Valle as Principal Accounting Officer

On January 1, 2020, Eidos Therapeutics, Inc. (the “Company”) appointed Franco Valle as the Company’s Senior Vice President, Finance and principal accounting officer, effective immediately. Mr. Valle succeeds Christine Siu as the Company’s principal accounting officer.

Mr. Valle, 39, joined the Company as its Vice President, Finance in March, 2018. Before he joined the Company from July 2016 to January 2018 he worked at Iovance Biotherapeutics, Inc. as the Controller and principal accounting officer. Prior thereto, from May 2012 through April 2016 Mr. Valle worked at Pharmacyclics, Inc. in various positions, including most recently as the senior director of accounting. Prior thereto, Mr. Valle was the SEC reporting manager of Callidus Software, Inc. from October 2011 to May 2012. From July 2005 to October 2011, Mr. Valle worked at PricewaterhouseCoopers LLP in the life science, biotech and venture capital group. Mr. Valle is a certified public accountant and a graduate of San Jose State University.

There are no arrangements or understandings between Mr. Valle and any other persons pursuant to which he was appointed as principal accounting officer of the Company, and Mrs. Valle has no family relationship with any director or executive officer of the Company. Mr. Valle is not a party to any current or proposed transaction with the Company for which disclosure would be required under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Eidos Therapeutics, Inc.

Date: January 7, 2020	By:	/s/ Neil Kumar
Neil Kumar
Chief Executive Officer